Exhibit 5.1

LAW OFFICES

ELIAS, MATZ, TIERNAN & HERRICK L.L.P.

12TH FLOOR

734 15TH STREET, N.W.

WASHINGTON, D.C. 20005

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TELEPHONE:  (202) 347-0300

FACSIMILE:  (202) 347-2172

WWW.EMTH.COM

December 17, 2007

Board of Directors

Trans World Corporation

545 Fifth Avenue

Suite 940

New York, New York 10017

Re:          Registration Statement on Form SB-2

Gentlemen:

                We have acted as special counsel to Trans World Corporation, a Nevada corporation (the “Company”), in connection with the filing of a Registration Statement on Form SB-2 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), covering the registration for resale of a total of 1,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (“Common Stock”), all as set forth in the Registration Statement.  At your request this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

                We have examined the Registration Statement. We also have examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents, and have made such other investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon the certificates of public officials and of officers and representatives of the Company.

Board of Directors

December 17, 2007

                In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents.

                For the purposes of this opinion, we have also assumed that (i) no change occurs in applicable law or the pertinent facts; and (ii) the provisions of “blue sky” and other state securities laws that may be applicable will have been complied with to the extent required.

                On the basis of the foregoing, we are of the opinion that the Shares subject to the Registration Statement have been duly authorized for issuance by the Company and are validly issued, fully paid and non-assessable.

                We are members of the bar of the District of Columbia, and we do not express any opinion herein concerning any law other than the Nevada General Corporation Law and the federal securities law of the United States.

                We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and we consent to the use of our name under the heading “Legal Matters” in the prospectus constituting a part thereof.

Very truly yours,

By:	/s/ Timothy B. Matz
Timothy B. Matz,
a Partner